Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the 2025 Stock Option Plan and 2025 Free Shares Plan of Cellectis S.A. of our report dated April 29, 2024, with respect to the consolidated financial statements of Cellectis S.A. included in its Annual Report (Form 20-F) for the year ended December 31, 2024, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG et Autres

Lille, France
September 12, 2025